NOTICE TO SHAREHOLDERS OF
SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.
Harborside Financial Center 3200 Plaza 5
Jersey City, NJ 07311
     March 30, 2010 — The Board of Directors of the SunAmerica Focused Alpha Large-Cap Fund, Inc. (the “Fund”) is pleased to report the Fund’s dividend distribution of $0.05 per share of common stock declared on March 3, 2010, payable on March 30, 2010, to shareholders of record at the close of business on March 18, 2010.
     Under U.S. tax accounting rules, the amount and character of distributable income for each fiscal year can only be finally determined as of the end of the Fund’s fiscal year. However, under Section 19 of the Investment Company Act of 1940, as amended (the “1940 Act”), and the Rules adopted thereunder, the Fund may be required to indicate to shareholders the source of dividend distributions estimated to the close of the period as of which the dividend distribution is paid.
     The following table sets forth the estimated amounts of the sources of the dividend distribution for purposes of Section 19 of the 1940 Act and the Rules adopted thereunder. The table includes estimated amounts for this first quarterly dividend distribution and the cumulative dividend distributions paid year-to-date from the following sources: net investment income; short-term capital gains; long-term capital gains; and return of capital. The estimated amounts reflect the Fund’s year-to-date-cumulative experience through March 18, 2010 and the estimated percentages of net income, short-term and long-term capital gains and/or return of capital are applied proportionately for both the quarterly and year-to-date dividend distributions. The estimated composition of the dividend distributions may vary from quarter to quarter because they may be impacted by future income, expenses and portfolio realized gains and losses on securities.

			Estimated Amounts of
	Estimated Amounts of	Estimated Amounts of	Year to Date	Estimated Amounts of
	Current Quarterly	Current Quarterly	Cumulative Dividend	Year to Date Cumulative
	Dividend Distribution	Dividend Distribution	Distributions	Dividend Distributions
	per share ($)	per share (%)	per share ($)*	per share (%)*
Net Investment Income	$0.0000	0%	$0.000	0%
Short-Term Capital Gains	$0.0500 †	100%	$0.0500 †	100%
Long-Term Capital Gains	$0.0000	0%	$0.0000	0%
Return of Capital	$0.0000	0%	$0.0000	0%
Total (per common share)	$0.0500 †	100%	$0.0500 †	100%

*	Includes the Fund’s first quarterly dividend distribution of $0.05 per share paid on March 30, 2010.

†	It is currently estimated that this distribution may not exceed the Fund’s current and accumulated earnings and profits for tax purposes and, therefore, may be taxable as ordinary income. In addition, it is also currently estimated that this distribution is in excess of the amount required to be distributed under the Internal Revenue Code of 1986, as amended (the “Code”). The final determination of the source of all dividend distributions in 2010 will be made after year-end.
     You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s dividend distribution policy (the “Distribution Policy”), which is to make a level dividend distribution each quarter to shareholders of its common stock (after payment of interest on any outstanding borrowings or dividends on any outstanding preferred shares) at a rate that is based on a fixed amount per share as determined by the Fund’s Board of Directors, subject to adjustment in the fourth quarter, as necessary, so that the Fund satisfies the minimum distribution requirements of the Code.
     The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The final determination of the source of all dividend distributions in 2010 will be made after year-end. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to change based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

     The following table provides information regarding the Fund’s total return performance based on net asset value (NAV) over various time periods as well as the Fund’s annualized and cumulative distribution rates.

Average Annual Total Return on NAV Since Inception (12/28/2005) to 2/28/2010	0.38%
Current Annualized Distribution Rate on NAV[1]	1.36%

Year-to Date (1/1/2010 to 2/28/2010)
Cumulative Total Return on NAV	-0.95%
Cumulative Distribution Rate on NAV[2]	0.34%

[1]	Based on the Fund’s NAV as of February 28, 2010 and the most recent quarterly distribution of $0.05 declared on March 3, 2010.

[2]	Based on the Fund’s NAV as of February 28, 2010; includes the Fund’s first quarterly dividend distribution of $0.05 per share declared on March 3, 2010.
     While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.
     Pursuant to an exemptive order (the “Order”) granted to the Fund by the Securities and Exchange Commission (“SEC”) on February 3, 2009, the Fund may distribute any long-term capital gains more frequently than the limits provided in Section 19(b) under the 1940 Act and Rule 19b-1 thereunder. Therefore, dividend distributions paid by the Fund during the year may include net income, short-term capital gains, long-term capital gains and/or return of capital. Net income dividends and short-term capital gain dividends, while generally taxable at ordinary income rates, may be eligible, to the extent of qualified dividend income earned by the Fund, to be taxed at lower long-term capital gain rates. If the total distributions made in any calendar year exceed investment company taxable income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).
     The payment of dividend distributions in accordance with the Distribution Policy may result in a decrease in the Fund’s net assets. A decrease in the Fund’s net assets may cause an increase in the Fund’s annual operating expenses and a decrease in the Fund’s market price per share to the extent the market price correlates closely to the Fund’s net asset value per share. The Distribution Policy may also negatively affect the Fund’s investment activities to the extent that the Fund is required to hold larger cash positions than it typically would hold or to the extent that the Fund must liquidate securities that it would not have sold, for the purpose of paying the dividend distribution. The Distribution Policy may, under certain circumstances, cause the amounts of taxable distributions to exceed the levels required to be distributed under the Code (i.e., to the extent the Fund has capital losses in any taxable year, such losses may be carried forward to reduce the amount of capital gains required to be distributed in future years; if distributions in a year exceed the amount minimally required to be distributed under the tax rules, such excess will be taxable as ordinary income to the extent loss carryforwards reduce the required amount of capital gains distributions in that year). The Fund’s Board of Directors has the right to amend, suspend or terminate the Distribution Policy at any time. The amendment, suspension or termination of the Distribution Policy may affect the Fund’s market price per share. Shareholders of shares of the Fund held in taxable accounts who receive a dividend distribution (including shareholders who reinvest in shares of the Fund pursuant to the Fund’s dividend reinvestment plan) must adjust the cost basis to the extent that a dividend distribution contains a nontaxable return of capital. Investors should consult their tax advisor regarding federal, state and local tax considerations that may be applicable in their particular circumstances.
     For specific information about accounts maintained with the Fund’s transfer agent, Computershare, please call 1-800-426-5523.

NOTICE TO SHAREHOLDERS OF
SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.
Harborside Financial Center 3200 Plaza 5
Jersey City, NJ 07311
     June 24, 2010 — The Board of Directors of the SunAmerica Focused Alpha Large-Cap Fund, Inc. (the “Fund”) is pleased to report the Fund’s dividend distribution of $0.05 per share of common stock declared on June 2, 2010, payable on June 24, 2010, to shareholders of record at the close of business on June 15, 2010.
     Under U.S. tax accounting rules, the amount and character of distributable income for each fiscal year can only be finally determined as of the end of the Fund’s fiscal year. However, under Section 19 of the Investment Company Act of 1940, as amended (the “1940 Act”), and the Rules adopted thereunder, the Fund may be required to indicate to shareholders the source of dividend distributions estimated to the close of the period as of which the dividend distribution is paid.
     The following table sets forth the estimated amounts of the sources of the dividend distribution for purposes of Section 19 of the 1940 Act and the Rules adopted thereunder. The table includes estimated amounts for this second quarterly dividend distribution and the cumulative dividend distributions paid year-to-date from the following sources: net investment income; short-term capital gains; long-term capital gains; and return of capital. The estimated amounts reflect the Fund’s year-to-date-cumulative experience through June 15, 2010 and the estimated percentages of net income, short-term and long-term capital gains and/or return of capital are applied proportionately for both the quarterly and year-to-date dividend distributions. The estimated composition of the dividend distributions may vary from quarter to quarter because they may be impacted by future income, expenses and portfolio realized gains and losses on securities.

			Estimated Amounts of
	Estimated Amounts of	Estimated Amounts of	Year to Date	Estimated Amounts of
	Current Quarterly	Current Quarterly	Cumulative Dividend	Year to Date Cumulative
	Dividend Distribution	Dividend Distribution	Distributions	Dividend Distributions
	per share ($)	per share (%)	per share ($)*	per share (%)*
Net Investment Income	$0.0000	0%	$0.0000	0%
Short-Term Capital Gains	$0.0500 †	100%	$0.1000 †	100%
Long-Term Capital Gains	$0.0000	0%	$0.0000	0%
Return of Capital	$0.0000	0%	$0.0000	0%
Total (per common share)	$0.0500 †	100%	$0.1000 †	100%

*	Includes the Fund’s first quarterly dividend distribution of $0.05 per share paid on March 30, 2010 and the Fund’s second quarterly distribution of $0.05 per share paid on June 24, 2010.

†	It is currently estimated that this distribution may not exceed the Fund’s current and accumulated earnings and profits for tax purposes and, therefore, may be taxable as ordinary income. In addition, it is also currently estimated that this distribution is in excess of the amount required to be distributed under the Internal Revenue Code of 1986, as amended (the “Code”). The final determination of the source of all dividend distributions in 2010 will be made after year-end.
     You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s dividend distribution policy (the “Distribution Policy”), which is to make a level dividend distribution each quarter to shareholders of its common stock (after payment of interest on any outstanding borrowings or dividends on any outstanding preferred shares) at a rate that is based on a fixed amount per share as determined by the Fund’s Board of Directors, subject to adjustment in the fourth quarter, as necessary, so that the Fund satisfies the minimum distribution requirements of the Code.
     The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The final determination of the source of all dividend distributions in 2010 will be made after year-end. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to change based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
     The following table provides information regarding the Fund’s total return performance based on net asset value (NAV) over various time periods as well as the Fund’s annualized and cumulative distribution rates.

Average Annual Total Return on NAV Since Inception (12/28/2005) to 5/31/2010	-0.39%
Current Annualized Distribution Rate on NAV[1]	1.41%

Year-to Date (1/1/2010 to 5/31/2010)
Cumulative Total Return on NAV	-4.21%
Cumulative Distribution Rate on NAV[2]	0.71%

[1]	Based on the Fund’s NAV as of May 31, 2010 and the most recent quarterly distribution of $0.05 declared on June 2, 2010.

[2]	Based on the Fund’s NAV as of May 31, 2010; includes the Fund’s first quarterly dividend distribution of $0.05 paid on March 30, 2010 and the Fund’s second quarterly dividend distribution declared on June 2, 2010.
     While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.
     Pursuant to an exemptive order (the “Order”) granted to the Fund by the Securities and Exchange Commission (“SEC”) on February 3, 2009, the Fund may distribute any long-term capital gains more frequently than the limits provided in Section 19(b) under the 1940 Act and Rule 19b-1 thereunder. Therefore, dividend distributions paid by the Fund during the year may include net income, short-term capital gains, long-term capital gains and/or return of capital. Net income dividends and short-term capital gain dividends, while generally taxable at ordinary income rates, may be eligible, to the extent of qualified dividend income earned by the Fund, to be taxed at lower long-term capital gain rates. If the total distributions made in any calendar year exceed investment company taxable income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).
     The payment of dividend distributions in accordance with the Distribution Policy may result in a decrease in the Fund’s net assets. A decrease in the Fund’s net assets may cause an increase in the Fund’s annual operating expenses and a decrease in the Fund’s market price per share to the extent the market price correlates closely to the Fund’s net asset value per share. The Distribution Policy may also negatively affect the Fund’s investment activities to the extent that the Fund is required to hold larger cash positions than it typically would hold or to the extent that the Fund must liquidate securities that it would not have sold, for the purpose of paying the dividend distribution. The Distribution Policy may, under certain circumstances, cause the amounts of taxable distributions to exceed the levels required to be distributed under the Code (i.e., to the extent the Fund has capital losses in any taxable year, such losses may be carried forward to reduce the amount of capital gains required to be distributed in future years; if distributions in a year exceed the amount minimally required to be distributed under the tax rules, such excess will be taxable as ordinary income to the extent loss carryforwards reduce the required amount of capital gains distributions in that year). The Fund’s Board of Directors has the right to amend, suspend or terminate the Distribution Policy at any time. The amendment, suspension or termination of the Distribution Policy may affect the Fund’s market price per share. Shareholders of shares of the Fund held in taxable accounts who receive a dividend distribution (including shareholders who reinvest in shares of the Fund pursuant to the Fund’s dividend reinvestment plan) must adjust the cost basis to the extent that a dividend distribution contains a nontaxable return of capital. Investors should consult their tax advisor regarding federal, state and local tax considerations that may be applicable in their particular circumstances.
     For specific information about accounts maintained with the Fund’s transfer agent, Computershare, please call 1-800-426-5523.